NEWS
Jodi Dyer
Vice President, Investor Relations and CFO, Digital & Technology

Yum! Brands Reports Third-Quarter Results;
Record 760 Net-New Units and Same-Store Sales Growth of 5%, Driving System Sales Growth of 8%;
Sustained Digital System Sales of Over $5 Billion

Louisville, KY (October 28, 2021) - Yum! Brands, Inc. (NYSE: YUM) today reported results for the third-quarter ended September 30, 2021. Worldwide system sales excluding foreign currency translation grew 8%, with 5% same-store sales and 4% unit growth. Third-quarter GAAP EPS was $1.75, an increase of 90% over the prior year quarter. Third-quarter EPS excluding Special Items was $1.22, an increase of 21% over the prior year quarter.

DAVID GIBBS COMMENTS
David Gibbs, CEO, said “Our third quarter results, led by record-breaking unit development and sustained momentum in digital sales, are a testament to the strength of our Brands and the unmatched commitment and capability of our best-in-class franchise partners. I am proud that each of our global divisions contributed to delivering 760 net-new units in the quarter. Our 5% same store sales growth for the third quarter, or 3% same-store sales growth on a 2-year basis, demonstrates the resilience of our diversified global business model despite the headwind of the Delta variant in certain key markets.

During the quarter, we advanced our digital capabilities with the acquisition of Dragontail and its AI-based integrated kitchen order management and delivery technologies that strengthens store operations, enhances the customer experience and makes it easier for team members to run a restaurant. As we continue to navigate the short-term uncertainties of the COVID recovery, we are incredibly confident in the ability of our iconic brands and our world-class talent to drive growth and maximize stakeholder value by delivering on our long-term growth algorithm.”

THIRD-QUARTER HIGHLIGHTS
•Worldwide system sales excluding foreign currency translation grew 8%, with KFC at 11%, Taco Bell at 8% and Pizza Hut at 4%.
•We reported 4% unit growth year-over-year and record third-quarter net-new unit growth of 760.
•Foreign currency translation favorably impacted divisional operating profit by $12 million.

% Change
	System Sales Ex F/X	Same-Store Sales	Units	GAAP Operating Profit	Core Operating Profit[1]
KFC Division	+11	+6	+7	+14	+10
Pizza Hut Division	+4	+4	+1	+13	+11
Taco Bell Division	+8	+5	+3	(1)	(1)
Worldwide	+8	+5	+4	+12	+3

	Third-Quarter
	2021	2020	% Change
GAAP EPS	$1.75	$0.92	+90
Special Items EPS[1]	$0.53	$(0.09)	NM
EPS Excluding Special Items	$1.22	$1.01	+21

Year-to-Date
2021	2020	% Change
$4.10	$1.86	+120
$0.66	$(0.61)	NM
$3.44	$2.47	+39
1 See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Core Operating Profit and Special Items.

All comparisons are versus the same period a year ago.
System sales growth figures exclude foreign currency translation ("F/X") and core operating profit growth figures exclude F/X and Special Items. Special Items are not allocated to any segment and therefore only impact worldwide GAAP results. See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further details.
Digital system sales includes all transactions where consumers at system restaurants utilize ordering interaction that is primarily facilitated by automated technology.
Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213 • P: 502 874-8300 • investors.yum.com

KFC DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	26,222	24,602	+7	N/A	26,222	24,602	+7	N/A
System Sales ($MM)	7,878	6,909	+14	+11	22,789	18,484	+23	+18
Same-Store Sales Growth (%)	+6	(4)	NM	NM	+14	(11)	NM	NM
Franchise and Property Revenues ($MM)	391	340	+15	+12	1,124	906	+24	+19
Operating Profit ($MM)	314	278	+14	+10	932	655	+42	+35
Operating Margin (%)	45.4	47.2	(1.8)	(1.7)	46.6	41.9	4.7	4.9

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+12	+3	+20	+9
Same-Store Sales Growth	+6	+4	+15	+9

•KFC Division opened 636 gross new restaurants in 61 countries.
•Operating margin decreased 1.8 percentage points driven by lapping bad debt recoveries offset by system sales growth.
•Foreign currency translation favorably impacted operating profit by $10 million.
•For the division, same-store sales grew 1% on a 2-year basis, which includes the impact of about 1% of our stores being temporarily closed as of the end of the third-quarter 2021.
◦For KFC International, same-store sales declined 1% on a 2-year basis, which includes the impact of about 1% of our stores being temporarily closed as of the end of the third-quarter 2021.
◦For KFC U.S., same-store sales grew 13% on a 2-year basis.

KFC Markets[1]	Percent of KFC System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
China	27%	+1	+12
United States	18%	+3	+9
Asia	12%	+6	+5
Russia, Central & Eastern Europe	7%	+30	+36
Australia	7%	+1	+11
United Kingdom	6%	+26	+56
Western Europe	5%	+19	+24
Latin America	5%	+41	+33
Africa	4%	+17	+40
Middle East / Turkey / North Africa	4%	+33	+43
Canada	2%	+4	+9
Thailand	2%	(13)	(11)
India	1%	+92	+72
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2020.

PIZZA HUT DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	18,007	17,842	+1	N/A	18,007	17,842	+1	N/A
System Sales ($MM)	3,170	2,994	+6	+4	9,409	8,548	+10	+7
Same-Store Sales Growth (%)	+4	(3)	NM	NM	+9	(8)	NM	NM
Franchise and Property Revenues ($MM)	147	134	+9	+7	435	393	+10	+8
Operating Profit ($MM)	101	89	+13	+11	306	252	+21	+18
Operating Margin (%)	40.6	36.7	3.9	3.8	40.9	35.4	5.5	5.2

	Third-Quarter (% Change)		Year-to-Date (% Change)
	International	U.S.	International	U.S.
System Sales Growth Ex F/X	+9	(2)	+11	+2
Same-Store Sales Growth	+6	+2	+10	+7

•Pizza Hut Division opened 297 gross new restaurants in 39 countries.
•Operating margin increased 3.9 percentage points driven by same-store sales growth.
•Foreign currency translation favorably impacted operating profit by $2 million.
•For the division, same-store sales grew 1% on a 2-year basis, which includes the impact of about 1% of our stores being temporarily closed as of the end of the third-quarter 2021.
◦For Pizza Hut International, same-store sales declined 4% on a 2-year basis, which includes the impact of about 1% of our stores being temporarily closed as of the end of the third-quarter 2021.
◦For Pizza Hut U.S., same-store sales grew 8% on a 2-year basis.

Pizza Hut Markets[1]	Percent of Pizza Hut System Sales[2]	System Sales Growth Ex F/X
		Third-Quarter (% Change)	Year-to-Date (% Change)
United States	45%	(2)	+2
China	15%	+1	+20
Asia	15%	+1	+1
Latin America / Spain / Portugal	10%	+23	+15
Europe (excluding Spain & Portugal)	8%	+11	+2
Middle East / Turkey / North Africa	3%	+9	+11
Canada	3%	+10	+13
India	1%	+78	+60
Africa	<1%	+3	+39
1Refer to investors.yum.com/financial-information/financial-reports/ for a list of the countries within each of the markets.
2Reflects Full Year 2020.

TACO BELL DIVISION

	Third-Quarter				Year-to-Date
			%/ppts Change				%/ppts Change
	2021	2020	Reported	Ex F/X	2021	2020	Reported	Ex F/X
Restaurants	7,619	7,400	+3	N/A	7,619	7,400	+3	N/A
System Sales ($MM)	3,143	2,914	+8	+8	9,212	8,074	+14	+14
Same-Store Sales Growth (%)	+5	+3	NM	NM	+12	(2)	NM	NM
Franchise and Property Revenues ($MM)	177	165	+8	+7	518	460	+13	+13
Operating Profit ($MM)	184	186	(1)	(1)	560	484	+16	+16
Operating Margin (%)	34.6	37.2	(2.6)	(2.6)	36.1	34.5	1.6	1.6

•Taco Bell Division opened 74 gross new restaurants in 15 countries.
•Operating margin decreased 2.6 percentage points due to restaurant level margins returning to historical levels and increased general and administrative expenses offset by same-store sales growth.
•For the division, same-store sales grew 8% on a 2-year basis.

HABIT BURGER GRILL DIVISION

•The Habit Burger Grill Division opened 8 gross new restaurants in the U.S.
•During the quarter, The Habit Burger Grill Division same-store sales grew 11%.
◦For the year-to-date, The Habit Burger Grill Division same-store sales grew 18%.
•For the division, same-store sales for the quarter grew 7% on a 2-year basis, which includes the impact of about 1% of stores that were temporarily closed as of the end of the third-quarter 2021.

OTHER ITEMS

•Same-store sales growth on a 2-year basis is calculated using the geometric method as follows: (1 + Q3 2020 reported same-store sales growth) * (1 + Q3 2021 reported same-store sales growth) - 1.
•We recorded $52 million of pre-tax investment income related to the change in fair value of our approximate 5% investment in Devyani International Limited, an entity that operates KFC and Pizza Hut franchised units in India that executed an initial public offering during the quarter. This change in fair value resulted in a $0.16 benefit to third-quarter EPS.
•During the third quarter of 2021 a subsidiary of Taco Bell Corp. issued $2.25 billion of Securitization Notes. Proceeds were used to repay $1.3 billion of existing higher coupon Taco Bell Securitization Notes and for general corporate purposes including capital return to shareholders.
•Disclosures pertaining to outstanding debt in our Restricted Group capital structure will be provided at the time of the filing of the third-quarter Form 10-Q.

CONFERENCE CALL
Yum! Brands, Inc. will host a conference call to review the company's financial performance and strategies at 8:15 a.m. Eastern Time October 28, 2021. The number is 877/871-3172 for U.S. callers, 412/902-6603 for international callers, conference ID 1801564.
The call will be available for playback beginning at 10:00 a.m. Eastern Time October 28, 2021 through November 4, 2021. To access the playback, dial 877/344-7529 in the U.S., 855/669-9658 in Canada, and 412/317-0088 internationally, conference ID 10159830.

The webcast and the playback can be accessed by visiting Yum! Brands' website, investors.yum.com/events-and-presentations and selecting “Q3 2021 Yum! Brands, Inc. Earnings Call.”
ADDITIONAL INFORMATION ONLINE
Quarter end dates for each division, restaurant count details, definitions of terms and Restricted Group financial information are available at investors.yum.com. Reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures are included within this release.
FORWARD-LOOKING STATEMENTS
This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: the severity and duration of the COVID-19 pandemic, food safety and food borne-illness issues; health concerns arising from outbreaks of a significant health epidemic; the success of our franchisees and licensees; our significant exposure to the Chinese market; changes in economic and political conditions in countries and territories outside of the U.S. where we operate; our ability to protect the integrity and security of personal information of our customers and employees; our ability to successfully implement technology initiatives; our increasing dependence on multiple digital commerce platforms; the impact of social media; our ability to secure and maintain distribution and adequate supply to our restaurants; the loss of key personnel, or labor shortages or difficulty finding and retaining qualified employees; the success of our development strategy in emerging markets; changes in commodity, labor and other operating costs; harm or dilution to our brands caused by franchisee and third party activity; pending or future litigation and legal claims or proceedings; changes in or noncompliance with government regulations, including labor standards and anti-bribery or anti-corruption laws; tax matters, including changes in tax laws or disagreements with taxing authorities; consumer preferences and perceptions of our brands; failure to protect our service marks or other intellectual property; changes in consumer discretionary spending and general economic conditions; competition within the retail food industry; not realizing the anticipated benefits from past or potential future acquisitions, investments or other strategic transactions, and risks relating to our significant amount of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.
The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.
Yum! Brands, Inc., based in Louisville, Kentucky, has over 52,000 restaurants in more than 150 countries and territories primarily operating the company’s brands – KFC, Pizza Hut and Taco Bell – global leaders of the chicken, pizza and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. Yum! Brands was included on the 2021 Bloomberg Gender-Equality Index and in 2020, Yum! Brands was named to the Dow Jones Sustainability Index North America and was ranked among the top 100 Best Corporate Citizens by 3BL Media.

Analysts are invited to contact:
Jodi Dyer, Vice President, Investor Relations and CFO, Digital & Technology at 888/298-6986
Members of the media are invited to contact:
Virginia Ferguson, Vice President, Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/21	9/30/20	B/(W)	9/30/21	9/30/20	B/(W)
Revenues
Company sales	$513	$486	5	$1,509	$1,244	21
Franchise and property revenues	716	639	12	2,080	1,760	18
Franchise contributions for advertising and other services	377	323	17	1,105	905	22
Total revenues	1,606	1,448	11	4,694	3,909	20

Costs and Expenses, Net
Company restaurant expenses	421	399	(5)	1,230	1,046	(18)
General and administrative expenses	253	257	1	689	724	5
Franchise and property expenses	31	13	(145)	81	107	25
Franchise advertising and other services expense	375	313	(19)	1,090	887	(23)
Refranchising (gain) loss	1	(9)	(108)	(21)	(30)	(30)
Other (income) expense	(2)	4	NM	(12)	154	NM
Total costs and expenses, net	1,079	977	(10)	3,057	2,888	(6)

Operating Profit	527	471	12	1,637	1,021	60
Investment (income) expense, net	(51)	(10)	386	(52)	(67)	(22)
Other pension (income) expense	1	4	74	6	9	34
Interest expense, net	126	161	23	416	411	(1)
Income before income taxes	451	316	43	1,267	668	90
Income tax (benefit) provision	(77)	33	330	22	96	77
Net Income	$528	$283	87	$1,245	$572	118

Basic EPS
EPS	$1.78	$0.94	91	$4.17	$1.89	120
Average shares outstanding	296	303	2	298	302	1

Diluted EPS
EPS	$1.75	$0.92	90	$4.10	$1.86	120
Average shares outstanding	302	307	2	304	307	1

Dividends declared per common share	$0.50	$0.47		$1.50	$1.41

See accompanying notes.
 Percentages may not recompute due to rounding.

YUM! Brands, Inc.
KFC DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/21	9/30/20	B/(W)	9/30/21	9/30/20	B/(W)

Company sales	$143	$130	10	$423	$346	22
Franchise and property revenues	391	340	15	1,124	906	24
Franchise contributions for advertising and other services	158	116	36	452	309	46
Total revenues	692	586	18	1,999	1,561	28

Company restaurant expenses	117	109	(7)	346	307	(12)
General and administrative expenses	86	81	(8)	239	224	(7)
Franchise and property expenses	20	7	(165)	49	69	29
Franchise advertising and other services expense	154	111	(37)	438	301	(45)
Other (income) expense	1	—	NM	(5)	5	NM
Total costs and expenses, net	378	308	(22)	1,067	906	(18)
Operating Profit	$314	$278	14	$932	$655	42

Company restaurant margin %[1]	18.9%	16.3%	2.6 ppts.	18.3%	11.2%	7.1 ppts.

Operating margin	45.4%	47.2%	(1.8) ppts.	46.6%	41.9%	4.7 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
PIZZA HUT DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/21	9/30/20	B/(W)	9/30/21	9/30/20	B/(W)

Company sales	$13	$20	(34)	$39	$57	(31)
Franchise and property revenues	147	134	9	435	393	10
Franchise contributions for advertising and other services	87	89	(1)	273	263	4
Total revenues	247	243	2	747	713	5

Company restaurant expenses	12	18	32	36	55	33
General and administrative expenses	45	51	10	128	141	9
Franchise and property expenses	2	(2)	(216)	9	11	20
Franchise advertising and other services expense	90	85	(6)	275	256	(8)
Other (income) expense	(3)	2	NM	(7)	(2)	NM
Total costs and expenses, net	146	154	5	441	461	4
Operating Profit	$101	$89	13	$306	$252	21

Company restaurant margin %[1]	6.0%	8.2%	(2.2) ppts.	6.9%	3.4%	3.5 ppts.

Operating margin	40.6%	36.7%	3.9 ppts.	40.9%	35.4%	5.5 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
TACO BELL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter ended		% Change	Year to date		% Change
	9/30/21	9/30/20	B/(W)	9/30/21	9/30/20	B/(W)

Company sales	$225	$218	3	$656	$610	7
Franchise and property revenues	177	165	8	518	460	13
Franchise contributions for advertising and other services	132	118	12	380	333	14
Total revenues	534	501	6	1,554	1,403	11

Company restaurant expenses	172	158	(9)	495	458	(8)
General and administrative expenses	40	33	(18)	104	108	4
Franchise and property expenses	9	8	(17)	23	24	5
Franchise advertising and other services expense	131	117	(12)	377	330	(14)
Other (income) expense	(2)	(1)	NM	(5)	(1)	NM
Total costs and expenses, net	350	315	(11)	994	919	(8)
Operating Profit	$184	$186	(1)	$560	$484	16

Company restaurant margin %[1]	23.4%	27.8%	(4.4) ppts.	24.5%	25.0%	(0.5) ppts.

Operating margin	34.6%	37.2%	(2.6) ppts.	36.1%	34.5%	1.6 ppts.

See accompanying notes.
Percentages may not recompute due to rounding.

1See reconciliation of Non-GAAP Measurements to GAAP Results within this release for further detail of Company restaurant margin %.

YUM! Brands, Inc.
Condensed Consolidated Balance Sheets
(amounts in millions)

	(unaudited) 9/30/21	12/31/20
ASSETS
Current Assets
Cash and cash equivalents	$1,001	$730
Accounts and notes receivable, less allowance: $36 in 2021 and $45 in 2020	548	534
Prepaid expenses and other current assets	513	425
Total Current Assets	2,062	1,689

Property, plant and equipment, net of accumulated depreciation of $1,274 in 2021
and $1,230 in 2020	1,193	1,235
Goodwill	650	597
Intangible assets, net	361	343
Other assets	1,459	1,435
Deferred income taxes	694	553
Total Assets	$6,419	$5,852

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and other current liabilities	$1,265	$1,189
Income taxes payable	26	33
Short-term borrowings	64	453
Total Current Liabilities	1,355	1,675

Long-term debt	11,189	10,272
Other liabilities and deferred credits	1,730	1,796
Total Liabilities	14,274	13,743

Shareholders' Deficit
Common Stock, no par value, 750 shares authorized; 294 shares issued in 2021 and 300 issued in 2020	—	—
Accumulated deficit	(7,524)	(7,480)
Accumulated other comprehensive loss	(331)	(411)
Total Shareholders' Deficit	(7,855)	(7,891)
Total Liabilities and Shareholders' Deficit	$6,419	$5,852
 See accompanying notes.

YUM! Brands, Inc.
Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

	Year to date
	9/30/21	9/30/20
Cash Flows - Operating Activities
Net Income	$1,245	$572
Depreciation and amortization	117	100
Impairment and closure expense	2	156
Refranchising (gain) loss	(21)	(30)
Investment (income) expense, net	(52)	(67)
Contributions to defined benefit pension plans	(5)	(2)
Deferred income taxes	(173)	(32)
Share-based compensation expense	58	44
Changes in accounts and notes receivable	—	46
Changes in prepaid expenses and other current assets	(5)	11
Changes in accounts payable and other current liabilities	24	105
Changes in income taxes payable	(45)	(152)
Other, net	147	102
Net Cash Provided by Operating Activities	1,292	853

Cash Flows - Investing Activities
Capital spending	(138)	(99)
Acquisition of The Habit Restaurants, Inc.	—	(408)
Proceeds from sale of investment in Grubhub, Inc. common stock	—	206
Proceeds from refranchising of restaurants	48	13
Other, net	(33)	19
Net Cash Used in Investing Activities	(123)	(269)

Cash Flows - Financing Activities
Proceeds from long-term debt	4,150	1,650
Repayments of long-term debt	(3,647)	(1,142)
Revolving credit facilities, three months or less, net	—	—
Short-term borrowings by original maturity
More than three months - proceeds	—	85
More than three months - payments	—	(90)
Three months or less, net	—	—
Repurchase shares of Common Stock	(857)	—
Dividends paid on Common Stock	(446)	(425)
Debt issuance costs	(37)	(20)
Other, net	(44)	(34)
Net Cash Provided by (Used in) Financing Activities	(881)	24
Effect of Exchange Rate on Cash and Cash Equivalents	(1)	(1)
Net Increase in Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	287	607
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - Beginning of Period	1,024	768
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents - End of Period	$1,311	$1,375

See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with Generally Accepted Accounting Principles in the United States of America ("GAAP"), the Company provides the following non-GAAP measurements.

•Diluted Earnings Per Share ("EPS") excluding Special Items (as defined below);

•Effective Tax Rate excluding Special Items;

•Core Operating Profit. Core Operating Profit excludes Special Items and FX and we use Core Operating Profit for the purposes of evaluating performance internally;

•Company restaurant profit and Company restaurant margin as a percentage of sales (as defined below).

These non-GAAP measurements are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measurements provide additional information to investors to facilitate the comparison of past and present operations.

Special Items are not included in any of our Division segment results as the Company does not believe they are indicative of our ongoing operations due to their size and/or nature. Our chief operating decision maker does not consider the impact of Special Items when assessing segment performance. The Special Items are described in (a) - (h) in the accompanying notes.

Company restaurant profit is defined as Company sales less Company restaurant expenses, both of which appear on the face of our Condensed Consolidated Statements of Income. Company restaurant expenses include those expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, cost of restaurant-level labor, rent, depreciation and amortization of restaurant-level assets and advertising expenses incurred by and on behalf of that Company restaurant. Company restaurant margin as a percentage of sales ("Company restaurant margin %") is defined as Company restaurant profit divided by Company sales. We use Company restaurant profit for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe Company restaurant profit provides useful information to investors as to the profitability of our Company-owned restaurants. In calculating Company restaurant profit, the Company excludes revenues and expenses directly associated with our franchise operations as well as non-restaurant-level costs included in General and administrative expenses, some of which may support Company-owned restaurant operations. The Company also excludes restaurant-level asset impairment and closures expenses, which have historically not been significant, from the determination of Company restaurant profit as such expenses are not believed to be indicative of ongoing operations. Company restaurant profit and Company restaurant margin % as presented may not be comparable to other similarly titled measures of other companies in the industry.

Certain non-GAAP measurements are presented excluding the impact of FX. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the FX impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

	Quarter ended		Year to date
	9/30/21	9/30/20	9/30/21	9/30/20
Detail of Special Items
Refranchising gain (loss)(a)	$—	$2	$4	$8
Costs associated with acquisition and integration of Habit Burger Grill(b)	—	—	—	(9)
Impairment of Habit Burger Grill goodwill(c)	—	(5)	—	(144)
Unlocking Opportunity Initiative contribution(d)	—	—	—	(50)
Charges associated with resource optimization(e)	(4)	(32)	(7)	(32)
Other Special Items Income (Expense)	1	1	2	(6)
Special Items Income (Expense) - Operating Profit	(3)	(34)	(1)	(233)
Charges associated with resource optimization - Other pension (expense) income(e)	—	(1)	1	(1)
Interest expense, net(f)	—	(34)	(34)	(34)
Special Items Income (Expense) before Income Taxes	(3)	(69)	(34)	(268)
Tax (Expense) Benefit on Special Items(g)	11	17	18	57
Tax Benefit - Intra-entity transfer of intellectual property(h)	152	25	216	25
Special Items Income (Expense), net of tax	$160	$(27)	$200	$(186)
Average diluted shares outstanding	302	307	304	307
Special Items diluted EPS	$0.53	$(0.09)	$0.66	$(0.61)

Reconciliation of GAAP Operating Profit to Core Operating Profit

Consolidated
GAAP Operating Profit	$527	$471	$1,637	$1,021
Special Items Income (Expense)	(3)	(34)	(1)	(233)
Foreign Currency Impact on Divisional Operating Profit	12	N/A	55	N/A
Core Operating Profit	$518	$505	$1,583	$1,254

KFC Division
GAAP Operating Profit	$314	$278	$932	$655
Foreign Currency Impact on Divisional Operating Profit	10	N/A	46	N/A
Core Operating Profit	$304	$278	$886	$655

Pizza Hut Division
GAAP Operating Profit	$101	$89	$306	$252
Foreign Currency Impact on Divisional Operating Profit	2	N/A	8	N/A
Core Operating Profit	$99	$89	$298	$252

Taco Bell Division
GAAP Operating Profit	$184	$186	$560	$484
Foreign Currency Impact on Divisional Operating Profit	—	N/A	1	N/A
Core Operating Profit	$184	$186	$559	$484

Habit Burger Grill Division
GAAP Operating Profit (Loss)	$1	$(7)	$6	$(15)
Foreign Currency Impact on Divisional Operating Profit	—	N/A	—	N/A
Core Operating Profit	$1	$(7)	$6	$(15)

Reconciliation of Diluted EPS to Diluted EPS excluding Special Items
Diluted EPS	$1.75	$0.92	$4.10	$1.86
Special Items Diluted EPS	0.53	(0.09)	0.66	(0.61)
Diluted EPS excluding Special Items	$1.22	$1.01	$3.44	$2.47

Reconciliation of GAAP Effective Tax Rate to Effective Tax Rate excluding Special Items
GAAP Effective Tax Rate	(17.0)%	10.5%	1.8%	14.4%
Impact on Tax Rate as a result of Special Items	(35.9)%	(8.8)%	(17.9)%	(4.6)%
Effective Tax Rate excluding Special Items	18.9%	19.3%	19.7%	19.0%

Reconciliation of GAAP Operating Profit to Company Restaurant Profit
	Quarter ended 9/30/2021
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$314	$101	$184	$1	$(73)	$527
Less:
Franchise and property revenues	391	147	177	1	—	716
Franchise contributions for advertising and other services	158	87	132	—	—	377
Add:
General and administrative expenses	86	45	40	12	70	253
Franchise and property expenses	20	2	9	—	—	31
Franchise advertising and other services expense	154	90	131	—	—	375
Refranchising (gain) loss	—	—	—	—	1	1
Other (income) expense	1	(3)	(2)	—	2	(2)
Company restaurant profit	$26	$1	$53	$12	$—	$92
Company sales	$143	$13	$225	$132	$—	$513
Company restaurant margin %	18.9%	6.0%	23.4%	8.6%	N/A	17.9%

	Quarter ended 9/30/2020
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$278	$89	$186	$(7)	$(75)	$471
Less:
Franchise and property revenues	340	134	165	—	—	639
Franchise contributions for advertising and other services	116	89	118	—	—	323
Add:
General and administrative expenses	81	51	33	11	81	257
Franchise and property expenses	7	(2)	8	—	—	13
Franchise advertising and other services expense	111	85	117	—	—	313
Refranchising (gain) loss	—	—	—	—	(9)	(9)
Other (income) expense	—	2	(1)	(1)	4	4
Company restaurant profit	$21	$2	$60	$3	$1	$87
Company sales	$130	$20	$218	$118	$—	$486
Company restaurant margin %	16.3%	8.2%	27.8%	2.2%	N/A	17.8%

	Year to date 9/30/2021
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$932	$306	$560	$6	$(167)	$1,637
Less:
Franchise and property revenues	1,124	435	518	3	—	2,080
Franchise contributions for advertising and other services	452	273	380	—	—	1,105
Add:
General and administrative expenses	239	128	104	35	183	689
Franchise and property expenses	49	9	23	—	—	81
Franchise advertising and other services expense	438	275	377	—	—	1,090
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	(5)	(7)	(5)	—	5	(12)
Company restaurant profit	$77	$3	$161	$38	$—	$279
Company sales	$423	$39	$656	$391	$—	$1,509
Company restaurant margin %	18.3%	6.9%	24.5%	9.7%	N/A	18.5%

	Year to date 9/30/2020
	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
GAAP Operating Profit (Loss)	$655	$252	$484	$(15)	$(355)	$1,021
Less:
Franchise and property revenues	906	393	460	1	—	1,760
Franchise contributions for advertising and other services	309	263	333	—	—	905
Add:
General and administrative expenses	224	141	108	22	229	724
Franchise and property expenses	69	11	24	—	3	107
Franchise advertising and other services expense	301	256	330	—	—	887
Refranchising (gain) loss	—	—	—	—	(30)	(30)
Other (income) expense	5	(2)	(1)	(1)	153	154
Company restaurant profit	$39	$2	$152	$5	$—	$198
Company sales	$346	$57	$610	$231	$—	$1,244
Company restaurant margin %	11.2%	3.4%	25.0%	2.2%	N/A	15.9%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 9/30/2021	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$692	$247	$534	$133	$—	$1,606

Company restaurant expenses	117	12	172	120	—	421
General and administrative expenses	86	45	40	12	70	253
Franchise and property expenses	20	2	9	—	—	31
Franchise advertising and other services expense	154	90	131	—	—	375
Refranchising (gain) loss	—	—	—	—	1	1
Other (income) expense	1	(3)	(2)	—	2	(2)
Total costs and expenses, net	378	146	350	132	73	1,079
Operating Profit (Loss)	$314	$101	$184	$1	$(73)	$527

Quarter Ended 9/30/2020	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$586	$243	$501	$118	$—	$1,448

Company restaurant expenses	109	18	158	115	(1)	399
General and administrative expenses	81	51	33	11	81	257
Franchise and property expenses	7	(2)	8	—	—	13
Franchise advertising and other services expense	111	85	117	—	—	313
Refranchising (gain) loss	—	—	—	—	(9)	(9)
Other (income) expense	—	2	(1)	(1)	4	4
Total costs and expenses, net	308	154	315	125	75	977
Operating Profit (Loss)	$278	$89	$186	$(7)	$(75)	$471

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year to Date 9/30/2021	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,999	$747	$1,554	$394	$—	$4,694

Company restaurant expenses	346	36	495	353	—	1,230
General and administrative expenses	239	128	104	35	183	689
Franchise and property expenses	49	9	23	—	—	81
Franchise advertising and other services expense	438	275	377	—	—	1,090
Refranchising (gain) loss	—	—	—	—	(21)	(21)
Other (income) expense	(5)	(7)	(5)	—	5	(12)
Total costs and expenses, net	1,067	441	994	388	167	3,057
Operating Profit (Loss)	$932	$306	$560	$6	$(167)	$1,637

Year to Date 9/30/2020	KFC Division	Pizza Hut Division	Taco Bell Division	Habit Burger Grill Division	Corporate and Unallocated	Consolidated
Total revenues	$1,561	$713	$1,403	232	$—	$3,909

Company restaurant expenses	307	55	458	226	—	1,046
General and administrative expenses	224	141	108	22	229	724
Franchise and property expenses	69	11	24	—	3	107
Franchise advertising and other services expense	301	256	330	—	—	887
Refranchising (gain) loss	—	—	—	—	(30)	(30)
Other (income) expense	5	(2)	(1)	(1)	153	154
Total costs and expenses, net	906	461	919	247	355	2,888
Operating Profit (Loss)	$655	$252	$484	$(15)	$(355)	$1,021

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items. See Reconciliation of Non-GAAP Measurements to GAAP Results.

Notes to the Condensed Consolidated Summary of Results, Condensed Consolidated Balance Sheets
and Condensed Consolidated Statements of Cash Flows
(amounts in millions)
(unaudited)

Amounts presented as of and for the quarters and years to date ended September 30, 2021 and 2020 are preliminary.

(a)Due to their size and volatility, we have reflected as Special Items those refranchising gains and losses that were recorded in connection with our previously announced plans to have at least 98% franchise restaurant ownership by the end of 2018. As such, refranchising gains and losses recorded during 2021 and 2020 as Special Items are directly associated with restaurants that were refranchised prior to the end of 2018.

During the quarter ended September 30, 2020, we recorded net refranchising gains of $2 million that have been reflected as a Special Item. During the years to date ended September 30, 2021 and 2020, we recorded net refranchising gains of $4 million and $8 million, respectively, that have been reflected as Special Items.

Additionally, we recorded net refranchising losses of $1 million and net refranchising gains of $7 million during the quarters ended September 30, 2021 and 2020, respectively, that have not been reflected as Special Items. During the years to date ended September 30, 2021 and 2020, we recorded net refranchising gains of $17 million and $22 million, respectively, that have not been reflected as Special Items. These net gains and losses relate to refranchising of restaurants in 2021 and 2020 that were not part of our aforementioned plans to achieve 98% franchise ownership and that we believe are now more indicative of our expected ongoing refranchising activity.

(b)During the year to date ended September 30, 2020, we recorded Special Item charges of $9 million related to the acquisition and integration of The Habit Restaurants, Inc. ("Habit").

(c)On March 18, 2020 we acquired all of the issued and outstanding common shares of Habit for total cash consideration of $408 million, net of cash acquired. During the first-quarter of 2020 the operations of substantially all Habit restaurants were impacted by government recommendations and mandates arising from containment and mitigation measures related to the COVID-19 global pandemic. As a result of the impacts of the COVID-19 pandemic on Habit’s results through March 31, 2020 as well as general market conditions, during the quarter ended March 31, 2020, we recorded a goodwill impairment charge of $139 million to Other (income) expense. As we continued to refine our preliminary purchase price allocation for Habit in the quarter ended September 30, 2020, the impairment charge was adjusted upward by $5 million. These impairment charges have been reflected as Special Items. We have also reflected the tax benefit of these impairment charges, which were $1 million and $32 million for the quarter and year to date ended September 30, 2020, respectively, as Special Items.

(d)On June 24, 2020, the YUM! Brands, Inc. Board of Directors approved the establishment of the Company's new global "Unlocking Opportunity Initiative" including a $100 million investment over the next five years to fight inequality by unlocking opportunities for employees, restaurant team members and communities. The Company contributed $50 million in the quarter ended June 30, 2020 to Yum! Brands Foundation, Inc. (a stand-alone, not-for-profit organization that is not consolidated in the Company's results) as part of these efforts and investment. As a result of the size and specific nature of this contribution, we have reflected the associated expense as a Special Item.

(e)During the quarter ended September 30, 2021, we recorded a charge of $4 million to General and administrative expenses, and during the quarter ended September 30, 2020, we recorded charges of $32 million and $1 million to General and administrative expenses and Other pension (expense) income, respectively, related to a resource optimization program initiated in the third quarter of 2020.

During the years to date ended September 30, 2021 and 2020, we recorded charges of $7 million and $32 million to General and administrative expenses, respectively, and a credit of $1 million and a charge of $1 million, respectively, to Other pension (expense) income related to the resource optimization program.

This program is part of our efforts to optimize our resources, reallocating them toward critical areas of the business that will drive future growth. These critical areas include accelerating our digital, technology and innovation capabilities to deliver a modern, world-class team member and customer experience and improve unit economics. Due to the size and scope of the resource optimization program, these amounts have been reflected as Special Items.

(f)During the quarter ended June 30, 2021, certain subsidiaries of the Company redeemed $1,050 million aggregate principal amount of 5.25% Subsidiary Senior Unsecured Notes due in 2026 (the "2026 Notes"). The redemption amount was equal to 102.625% of the $1,050 million aggregate principal amount redeemed, reflecting a $28 million "call premium". We recognized the call premium and the write-off of $6 million of unamortized debt issuance costs associated with the 2026 Notes within Interest expense, net and we reflected the charges as Special Items due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense.

During the quarter ended September 30, 2020, KFC Holding Co., Pizza Hut Holdings, LLC and Taco Bell of America, LLC, each of which a wholly-owned subsidiary of the Company, issued a notice of redemption for $1,050 million aggregate principal amount of 5.00% Subsidiary Senior Unsecured Notes due in 2024 (the "2024 Notes"). The redemption amount included a $26 million call premium plus accrued and unpaid interest to the date of redemption of October 9, 2020. We recorded the call premium, $6 million of unamortized debt issuance costs associated with the 2024 Notes and $2 million of accrued and unpaid interest associated with the period of time from prepayment of the 2024 Notes with the Trustee on September 25, 2020 to their redemption date within Interest expense, net and reflected the charges as Special Items due to their collective size and the fact that the amounts are not indicative of our ongoing interest expense.

(g)Tax (Expense) Benefit on Special Items was determined based upon the impact of the nature, as well as the jurisdiction of the respective individual components within Special Items. Additionally, during the quarter ended September 30, 2021, we recorded as a Special Item a $10 million tax benefit related to prior refranchisings for which the associated pre-tax gain or loss was recorded as Special.

(h)During the quarter ended September 30, 2020, the United Kingdom (“UK”) Finance Act 2020 was enacted resulting in an increase in the UK corporate income tax rate from 17% to 19%. As a result, in the quarter ended September 30, 2020, we remeasured the deferred tax assets originally recorded as a Special Item in the fourth quarter of 2019 as part of an intercompany restructuring of certain intellectual property (“IP”) rights into the UK and recognized an additional $25 million deferred tax benefit as a Special Item.

During the quarter ended June 30, 2021, the UK Finance Act 2021 was enacted resulting in an increase in the UK corporate income tax rate from 19% to 25%. As a result, in the quarter ended June 30, 2021, we remeasured the deferred tax assets originally recorded as a Special Item as part of the aforementioned 2019 intercompany restructuring of certain IP rights into the UK and recognized an additional $64 million deferred tax benefit as a Special Item.

In July 2021, we concentrated management responsibility for European (excluding the UK) KFC franchise development, support operations and management oversight in Switzerland. Concurrent with this change in management responsibility, we completed intra-entity transfers of certain KFC IP rights from subsidiaries in the UK to subsidiaries in Switzerland. With the transfer of these rights, we received a step-up in amortizable tax basis to current fair value under applicable Swiss tax law. As a result of this transfer, we recorded a net, one-time tax benefit of $152 million as a Special Item in the quarter ended September 30, 2021.